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EXHIBIT 1

Schedule 13G
Amendment No. 23
Abbott Laboratories
Common shares without par value
CUSIP Number 002824 10 0

Messrs. Freyman, Linder, and Wascoe are Co-trustees of the Abbott Laboratories Stock Retirement Trust, committee members of a committee established under the Abbott Laboratories Stock Retirement Trust (Puerto Rico), committee members of a committee established under the Abbott Laboratories 401(k) Plan Trust, Trustees of the Abbott Laboratories Employee Benefit Trust, and members of the Abbott Stock Committee for the Abbott Laboratories Ashland Union 401(k) Trust. As such, each of them has shared voting power over the 94,484,681 shares held by those trusts. This total is comprised of the following components:

Number of Shares	Name of Trust
91,335,667	Abbott Laboratories Stock Retirement Trust
2,942,840	Abbott Laboratories Stock Retirement Trust (Puerto Rico)
104,901	Abbott Laboratories 401(k) Plan Trust
52,000	Abbott Laboratories Employee Benefit Trust
49,273	Abbott Laboratories Ashland Union 401(k) Trust

Disclaimer of Beneficial Ownership
under Rule 13d-4

        The filing of Schedule 13G Amendment 23 on behalf of the Abbott Laboratories Stock Retirement Trust does not constitute an admission that the undersigned is, for purposes of Section 13(d) of the Securities and Exchange Act of 1934, the beneficial owner of any securities covered by the Schedule. Pursuant to Rule 13d-4 of the Act, the undersigned disclaims such ownership with respect to any shares listed therein of which he would not otherwise be deemed to be beneficial owner.

/s/ THOMAS C. FREYMAN Thomas C. Freyman
Date: January 25, 2002

Disclaimer of Beneficial Ownership
under Rule 13d-4

        The filing of Schedule 13G Amendment 23 on behalf of the Abbott Laboratories Stock Retirement Trust does not constitute an admission that the undersigned is, for purposes of Section 13(d) of the Securities and Exchange Act of 1934, the beneficial owner of any securities covered by the Schedule. Pursuant to Rule 13d-4 of the Act, the undersigned disclaims such ownership with respect to any shares listed therein of which he would not otherwise be deemed to be beneficial owner.

/s/ GREG W. LINDER Greg W. Linder
Date: January 25, 2002

Disclaimer of Beneficial Ownership
under Rule 13d-4

        The filing of Schedule 13G Amendment 23 on behalf of the Abbott Laboratories Stock Retirement Trust does not constitute an admission that the undersigned is, for purposes of Section 13(d) of the Securities and Exchange Act of 1934, the beneficial owner of any securities covered by the Schedule. Pursuant to Rule 13d-4 of the Act, the undersigned disclaims such ownership with respect to any shares listed therein of which she would not otherwise be deemed to be beneficial owner.

/s/ THOMAS M. WASCOE Thomas M. Wascoe
Date: January 25, 2002

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EXHIBIT 1